Sub-Iterm 77Q1(e)
                             MEMORANDUM OF AGREEMENT
                             (ADVISORY FEE WAIVERS)

         This Memorandum of Agreement is entered into as of the effective date on the attached Exhibit (the "Exhibit"), between AIM Equity Funds, AIM Funds Group, AIM Investment Funds, AIM Sector Funds, AIM Treasurer's Series Trust and AIM Variable Insurance Funds (each a "Trust" or, collectively, the "Trusts"), on behalf of the funds listed on the Exhibit to this Memorandum of Agreement (the "Funds"), and Invesco Aim Advisors, Inc. ("Invesco Aim"). Invesco Aim shall and hereby agrees to waive fees of the Funds, on behalf of their respective classes as applicable, severally and not jointly, as indicated in the Exhibit.

         For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Trusts and AIM agree that until at least the expiration date set forth on the Exhibit (the "Expiration Date") and with respect to those Funds listed on the Exhibit. Invesco Aim will waive its advisory fees at the rate set forth on the Exhibit.

         The Boards of Trustees and Invesco Aim may terminate or modify this Memorandum of Agreement prior to the Expiration Date only by mutual written consent. Invesco Aim will not have any right to reimbursement of any amount so waived or reimbursed.

         Subject to the foregoing paragraphs, each of the Trusts and Invesco Aim agree to review the then-current waivers for each class of the Funds listed on the Exhibit on a date prior to the Expiration Date to determine whether such waivers should be amended, continued or terminated. The waivers will expire upon the Expiration Date unless the Trusts and Invesco Aim have agreed to continue them. The Exhibit will be amended to reflect any such agreement.

         It is expressly agreed that the obligations of the Trusts hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trusts personally, but shall only bind the assets and property of the Funds, as provided in each Trust's Agreement and Declaration of Trust. The execution and delivery of this Memorandum of Agreement have been authorized by the Trustees of each Trust, and this Memorandum of Agreement has been executed and delivered by an authorized officer of each Trust acting as such; neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Funds, as provided in each Trust's Agreement and Declaration of Trust.

IN WITNESS WHEREOF, each of the Trusts and Invesco Aim have entered into this Memorandum of Agreement as of the Effective Date on the attached Exhibit.


                                AIM EQUITY FUNDS
                                AIM FUNDS GROUP
                                AIM INVESTMENT FUNDS
                                AIM SECTOR FUNDS AIM
                                Treasurer's Series Trust AIM
                                VARIABLE INSURANCE FUNDS on
                                behalf of the Funds listed
                                in the Exhibit to this
                                Memorandum of Agreement


                                By:    /s/ John M. Zerr
                                       ----------------------------------------
                                Title: Senior Vice President

                                INVESCO AIM ADVISORS, INC.

                                By:    /s/ John M. Zerr
                                       ----------------------------------------
                                Title: Senior Vice President


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----------------------------------------------------------------------------------------------------------------------
                           EXHIBIT TO ADVISORY FEE MOA
----------------------------------------------------------------------------------------------------------------------
     AIM EQUITY FUNDS                        WAIVER DESCRIPTION                    EFFECTIVE DATE    EXPIRATION DATE
--------------------------- ----------------------------------------------------- ------------------ -----------------
AIM Charter Fund            Invesco Aim will waive advisory fees to the extent        1/1/2005          12/31/2012
                            necessary so that advisory fees Invesco Aim
                            receives do not exceed the annualized rates listed
                            below.
                            0.75% of the first $150M 0.615% of the next $4.85B
                            0.57% of the next $2.5B 0.545% of the next $2.5B
                            0.52% of the excess over $10B
--------------------------- ----------------------------------------------------- ------------------ -----------------
AIM                         Constellation Fund Invesco Aim will waive advisory
                            fees to the extent 3/27/2006 12/31/2012 necessary so
                            that advisory fees Invesco Aim receives do not
                            exceed the annualized rates listed below.
                            0.695% of the first $250M 0.615% of the next $4B
                            0.595% of the next $750M 0.57% of the next $2.5B
                            0.545% of the next $2.5B 0.52% of the excess over
                            $10B
--------------------------- ----------------------------------------------------- ------------------ -----------------
     AIM FUNDS GROUP                         WAIVER DESCRIPTION                    EFFECTIVE DATE    EXPIRATION DATE
--------------------------- ----------------------------------------------------- ------------------ -----------------
AIM Basic Balanced Fund     Invesco Aim will waive advisory fees to the extent        1/1/2005          12/31/2012
                            necessary so that advisory fees Invesco Aim
                            receives do not exceed the annualized rates listed
                            below.
                            0.62% of the first $250M 0.605% of the next $250M
                            0.59% of the next $500M 0.575% of the next $1.5B
                            0.56% of the next $2.5B 0.545% of the next $2.5B
                            0.53% of the next $2.5B 0.515% of the excess over
                            $10B
--------------------------- ----------------------------------------------------- ------------------ -----------------
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--------------------------- ----------------------------------------------------- ------------------ -----------------
   AIM INVESTMENT FUNDS                      WAIVER DESCRIPTION                    EFFECTIVE DATE    EXPIRATION DATE
--------------------------- ----------------------------------------------------- ------------------ -----------------
AIM Global Health Care      Invesco Aim will waive advisory fees to the extent        1/1/2005          12/31/2009
                            necessary so that advisory fees Invesco Aim
                            receives do not exceed the annualized rates listed
Fund                        below.
                            0.75% of the first $250M
                            0.74% of the next $250M
                            0.73% of the next $500M
                            0.72% of the next $1.5B
                            0.71% of the next $2.5B
                            0.70% of the next $2.5B
                            0.69% of the next $2.5B
                            0.68% of the excess over $10B
--------------------------- ----------------------------------------------------- ------------------ -----------------
     AIM SECTOR FUNDS                        WAIVER DESCRIPTION                    EFFECTIVE DATE    EXPIRATION DATE
--------------------------- ----------------------------------------------------- ------------------ -----------------
AIM Gold & Precious         Invesco Aim will waive advisory fees to the extent        1/1/2005          6/30/2009
                            necessary so that advisory fees Invesco Aim
                            receives do not exceed the annualized rates listed
Metals Fund                 below.
                            0.75% of the first $250M
                            0.74% of the next $250M
                            0.73% of the next $500M
                            0.72% of the next $1.5B
                            0.71% of the next $2.5B
                            0.70% of the next $2.5B
                            0.69% of the next $2.5B
                            0.68% of the excess over $10B
--------------------------- ----------------------------------------------------- ------------------ -----------------
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---------------------------- ---------------------------------------------------- ------------------ -----------------
  AIM TREASURER'S SERIES                     WAIVER DESCRIPTION                    EFFECTIVE DATE    EXPIRATION DATE
           TRUST
---------------------------- ---------------------------------------------------- ------------------ -----------------
Premier Portfolio            Invesco Aim will waive advisory fees in the amount       2/25/2005         6/30/2009
                             of 0.08% of the Fund's average daily net assets
---------------------------- ---------------------------------------------------- ------------------ -----------------
Premier U.S. Government      Invesco Aim will waive advisory fees in the amount
Money Portfolio              of 0.08% of the Fund's average daily net assets          2/25/2005         6/30/2009
---------------------------- ---------------------------------------------------- ------------------ -----------------
  AIM VARIABLE INSURANCE                     WAIVER DESCRIPTION                    EFFECTIVE DATE    EXPIRATION DATE
           FUNDS
---------------------------- ---------------------------------------------------- ------------------ -----------------
AIM V. I. Basic Balanced     Invesco Aim will waive advisory fees to the extent       1/1/2005          12/31/2009
                             necessary so that advisory fees Invesco Aim
                             receives do not exceed the annualized rates listed
Fund                         below.
                             0.62% of the first $150M
                             0.50% of the next $4.85B
                             0.475% of the next $5B
                             0.45% of the excess over $10B
---------------------------- ---------------------------------------------------- ------------------ -----------------
AIM V. I. Capital            Invesco Aim will waive advisory fees to the extent       5/1/2006          12/31/2009
                             necessary so that advisory fees Invesco Aim
                             receives do not exceed the annualized rates listed
Appreciation Fund            below.
                             0.695% of the first $250M
                             0.625% of the next $750M
                             0.62% of the next $1.5B
                             0.595% of the next $2.5B
                             0.57% of the next $2.5B
                             0.545% of the next $2.5B
                             0.52% of the excess over $10B
---------------------------- ---------------------------------------------------- ------------------ -----------------
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---------------------------- ---------------------------------------------------- ------------------ -----------------
  AIM VARIABLE INSURANCE                     WAIVER DESCRIPTION                    EFFECTIVE DATE    EXPIRATION DATE
     FUNDS - CONTINUED
---------------------------- ---------------------------------------------------- ------------------ -----------------
AIM V. I. Capital            Invesco Aim will waive advisory fees to the extent       1/1/2005          4/30/2010
                             necessary so that advisory fees Invesco Aim
                             receives do not exceed the annualized rates listed
Development Fund             below.
                             0.745% of the first $250M
                             0.73% of the next $250M
                             0.715% of the next $500M
                             0.70% of the next $1.5B
                             0.685% of the next $2.5B
                             0.67% of the next $2.5B
                             0.655% of the next $2.5B
                             0.64% of the excess over $10B
---------------------------- ---------------------------------------------------- ------------------ -----------------
AIM V. I. Core Equity Fund   Invesco Aim will waive advisory fees to the extent       1/1/2005          12/31/2009
                             necessary so that advisory fees Invesco Aim
                             receives do not exceed the annualized rates listed
                             below.
                             0.695% of the first $250M 0.67% of the next $250M
                             0.645% of the next $500M 0.62% of the next $1.5B
                             0.595% of the next $2.5B 0.57% of the next $2.5B
                             0.545% of the next $2.5B 0.52% of the excess over
                             $10B
---------------------------- ---------------------------------------------------- ------------------ -----------------
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